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                                                                     EXHIBIT 5.1

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direct dial: 248.723.0347   Timothy E. Kraepel   email: TKraepel@howardandhoward.com
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                               September 21, 2007

PRINCETON NATIONAL BANCORP, INC.
606 South Main Street
Princeton, Illinois 61356

     RE: PRINCETON NATIONAL BANCORP, INC. -- REGISTRATION OF 300,000
         SHARES OF COMMON STOCK, PAR VALUE $5.00 PER SHARE, ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to Princeton National Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 300,000 shares of Common Stock, $5.00 par value per share (the "Common Stock"), to be issued pursuant to the Princeton National Bancorp, Inc. 2007 Stock Compensation Plan (the "Plan"), which Plan was adopted by resolution of the Board of Directors of the Company on January 29, 2007 and approved by shareholders on April 24, 2007.

     In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

     Based upon the foregoing, it is our opinion that those shares of Common Stock covered by the Registration Statement that are originally issued in accordance with the terms of the Plan and as contemplated in the Registration Statement and the Prospectus relating thereto, will, when so issued, be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        VERY TRULY YOURS,

                                        HOWARD & HOWARD


                                        /S/ TIMOTHY E. KRAEPEL
                                        TIMOTHY E. KRAEPEL